IGAMBIT Announces Dr. Benedict S Maniscalco

joins its’ Advisory Board.

Press Release: iGambit Inc. – Monday May 8, 2017 3:30PM EST

SMITHTOWN,  NY,  May  8,  2017  Marketwire/  --  iGambit  Inc.  (OTCQB:  IGMB),  announced that Dr. Benedict S Maniscalco has joined its’ Senior Advisory Board.

This  follows  the  acquisition  of  HubCentrix  and  the  CyberCare  Health  Network  Chronic  Care

Management System. Both companies operate as HealthDatix, Inc.

The  goal  of  HealthDatix  is  to  identify  the  patient’s  eligibility  for  Medicare  reimbursed  doctor visits  to  access  and  assist  in  the  well-being  and  cultivation  of  a  healthy  lifestyle.  Additionally

HealthDatix   will   be   able   to   provide   an   FDA   approved,   Medicare   covered   platform,   for

continuous  management  of  chronic  care  patients.  Our  continuous  care  platform  will  be  tailored for  individual  care  and  health  management  of  patients  susceptible  to  chronic  illness.  This  will include CyberCare’s wearable medical watch.

Dr. Benedict S. Maniscalco, M.D. received his medical degree from the Duke University School of Medicine in 1967. He interned at Grady Memorial Hospital in Atlanta and did his junior and senior residencies at Emory University Affiliated Hospitals, followed by a fellowship in

Cardiovascular diseases from 1973-1975. He is licensed to practice in both Florida and Georgia and is certified by the American Board of Internal Medicine and the American Sub-Specialty

Board in Cardiovascular disease.

From 1976 through early 1979 Dr. Maniscalco was on the faculty of the University of South

Florida School of Medicine, division of Cardiology in Tampa, Florida. Later in 1979, Dr.

Maniscalco was recruited to establish the cardiac catheterization laboratory at St. Joseph’s hospital in Tampa. He subsequently expanded the program and founded the nationally recognized St. Joseph’s Heart Institute which served as a model for cardiovascular programs throughout the country.

Dr. Maniscalco served as Chief of Cardiology and Director of the cardiac catheterization laboratory until from its founding through 2001. In this capacity, many of the innovative procedures and technology of modern cardiovascular services were implemented.

While Director of the Heart Institute, Dr. Maniscalco was an officer and director of a large multi-

specialty cardiovascular group practice.

Over his distinguished career, Dr. Maniscalco has served as a consultant, opinion leader and speaker for numerous companies in both the pharmaceutical and device industry. He has lectured throughout the country for both medical and industry colleagues. He has been involved and led many research efforts in both clinical and non-clinical areas of investigation.

Dr. Maniscalco has been a member of and served many professional medical societies. In the

American College of Cardiology, he served in many capacities at the local, state and national levels. He has made significant contributions on numerous committees and in many capacities including his tenure as President and Governor of the Florida Chapter of the American College

of Cardiology. His specific contributions in the areas of health policy and socioeconomic issues were numerous.

Today, Dr. Maniscalco continues his devotion to patients in a consultative and prevention cardiology practice in Tampa, Florida and on an international basis as CEO and Chairman of

Heartbeat International Foundation (HBI)! HBI provides pacemakers, defibrillators and other cardiac services to the less fortunate in developing countries of the world. Over 15,000 patients lives have been saved or changed by the efforts of Heartbeat International and the many volunteer physicians and colleagues worldwide.

John  Salerno,  Chairman  of  iGambit,:   “We  are very pleased to have Dr.  Maniscalco join us in

our  new  business  opportunity.  His  experience  and  knowledge  together  with  others  that  will  be joining us will set a standard by which we deliver excellence in services and technology.

About  iGambit  Inc:      iGambit  (OTCBB:  IGMB)  is  a  fully  reporting  publicly-held  company.

We  are  a  company  focused  on  pursuing  specific  medical  strategies  and  objectives.    These

objectives  have  included,  among  others,  the  acquisition  of  medical  technology  companies  with strong growth potential easily recognized in the public arena.  We believe that the back-ground of our  management  and  of  our  Board  of  Directors  in  the  technology  markets  is  a  valuable  resource

that  makes  us  a  desirable  business  partner.   We  expect  to  work  to  assume  an  active  role  in  the development  and  growth  of  the  new company, providing both  strategic  guidance  and  operational support.  The  management  of iGambit  believes  that  it  can  leverage  its  collective  expertise  to  help position  the  combined  company  to  produce  high-margin,  recurring  and  predictable  earnings  and

generate    long-term    value    for    our    stockholders.    For    more    information,    please    visit

www.igambit.com. Information on our web-site does not comprise a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document  and elsewhere by iGambit  are "forward-looking statements"

within  the  meaning  of  the  Private  Securities  Litigation  Reform  Act  of  1995.  Such  information includes,  without  limitation,  the  business  outlook,  assessment  of  market  conditions,  anticipated

financial   and   operating   results,   strategies,   future   plans,   contingencies   and   contemplated

transactions  of  the  company.  Such  forward-looking  statements  are  not  guarantees  of  future performance  and  are  subject  to  known  and  unknown  risks, uncertainties  and  other  factors which

may   cause   or   contribute   to   actual   results   of   company   operations,   or   the   performance   or

achievements  of  the  company  or  industry  results,  to  differ  materially  from  those  expressed,  or implied  by  the  forward-looking  statements. In  addition  to  any  such risks, uncertainties  and  other factors  discussed  elsewhere  herein,  risks,  uncertainties  and  other  factors  that  could  cause  or contribute to actual  results  differing  materially  from those  expressed  or  implied  for  the  forward-

looking  statements  include,  but  are  not  limited  to  fluctuations  in  demand;  changes  to  economic growth  in  the  U.S.  and  U.S.  government  policies  and  regulations,  including,  but  not  limited  to those  affecting  the  medical  fertility  clinic  industry.  iGambit  undertakes  no  obligation  to  publicly update  any  forward-looking  statements,  whether  as  a  result  of  new  information,  future  events  or

otherwise.   Actual   results,   performance   or   achievements   could   differ   materially   from   those

anticipated  in  such  forward-looking  statements  as  a  result  of  certain  factors,  including  those  set forth in iGambit Inc.'s filings with the Securities and Exchange Commission.

Investor Relations Contacts:

Bill Robertson …Ph. No. 604 837 3835